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                       CERTIFICATE OF CORPORATE SECRETARY
                                       OF
                  SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION


Wilfrid D. Nelson, the undersigned, Secretary of Smith Environmental Technologies Corporation, a Delaware corporation (the "Company"), DOES HEREBY CERTIFY that:

The following is a true, correct and complete copy of the resolutions duly adopted by unanimous consent of the Board of Directors of the Company at a regular meeting of the Board of Directors, convened and held on September 12th and 13th, 1995, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect, and grants authority for all transactions contemplated thereby:

         BE IT RESOLVED, that the annual meeting of shareholders scheduled for November 17, 1995 at 9:00 A.M. CST in Chicago, Illinois is ratified and confirmed and that the close of business on September 29, 1995 is fixed as the record date for the determination of shareholders entitled to notice of and to cast votes at the annual meeting or any adjournment or postponement thereof.

         BE IT FURTHER RESOLVED, that Anthony J. Dury and William T. Campbell, and each of them, with full power of substitution and resubstitution, are appointed to act as proxies in connection with the annual meeting.

         BE IT FURTHER RESOLVED, that William T. Campbell, Anthony J. Dury and John W. Poling, and each of them, with full power of substitution and resubstitution, are appointed to act as election judges and are authorized to carry out the tabulation of votes at the annual meeting.

         BE IT FURTHER RESOLVED, that, upon recommendation of the Audit and Finance Committee, Ernst & Young LLP are approved as the independent auditors of the Company for the transition year ending September 30, 1995 and fiscal year ending September 30, 1996, subject to the ratification of such appointment by the shareholders at the annual meeting;

         BE IT FURTHER RESOLVED, that each officer and director who may be required to sign and execute (whether on behalf of the Company, as an officer or director of the Company or otherwise) the Annual Report on Form 10-K for the fiscal year ended February 28, 1995 (the Form "10-K") and for the transition fiscal year ending September 30, 1995, and any or all amendments thereto and other documents in connection therewith is hereby authorized to execute a power of attorney appointing W. D. Nelson, William T. Campbell and Anthony J. Dury, and each of them with full power of substitution and resubstitution, his true and lawful attorney(s) to sign in such officer's or director's name, place and stead (including in any such capacity) the Form 10-K, amendments and documents in the name, place and stead of each
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         officer and director who shall have executed such power of attorney whether acting on behalf of the Company, as an officer or director of the Company otherwise.

         BE IT FURTHER RESOLVED, that the officers and directors of the Company, and each of them, are authorized and directed to make, file, execute and deliver, or cause to be made, filed and executed and delivered, all such agreements, documents, instruments and other papers and to do or cause to be done all such acts and things, in the name and on the behalf of the Company, as they, or any of them, may deem necessary, desirable or appropriate to hold the annual meeting and to prepare, file and distribute proxy materials relating thereto and the Form 10-K and to otherwise carry out the purposes and intent of the foregoing resolutions.

WITNESS my hand and seal of the Company this  27th  day of December, 1995.




                                                 _______________________________
                                                 Secretary